Exhibit 7

Michael F. Albanese, CPA

18 Lisa Court

Parsippany, NJ  07054

Phone (201) 406-5733; Fax 973-887-9103

E-mail: mikealban@aol.com

September 22, 2005

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

RE:  RECOV Energy Corp.

I have read RECOV Energy Corp.’s responses to this amended Item 4.02 of this Form 8-K/A and I agree with them.

Sincerely,

/s/ Michael F. Albanese

Michael F. Albanese, CPA